Exhibit 99

 CompuDyne Reports Anticipated Loss, $0.33 Per Share for 2nd Quarter;
       Backlogs Increased Significantly, Gross Margins Improved;
        Results Negatively Impacted by SOX/404 and Legal Costs

    ANNAPOLIS, Md.--(BUSINESS WIRE)--Aug. 9, 2005--CompuDyne Corporation (Nasdaq:CDCY), an industry leader in sophisticated security products, integration and technology for the public security markets, announced that as expected, it had a loss in the second quarter of 2005. The loss for the quarter was $2.6 million (without a provision for taxes), or $0.33 per share, compared to a profit of $90 thousand or $0.01 per share in the second quarter of 2004. Revenue for the quarter was $31.1 million compared to $37.8 million in the second quarter of 2004. For the first half of 2005 the loss was $3.0 million (without a provision for taxes), or $0.36 per share, compared to a loss of $217 thousand or $0.03 per share in the first half of 2004. Revenue for the first half of 2005 was $67.4 million compared to $76.8 million in the first half of 2004.
    The second quarter represented a considerable improvement in the Company's operating fundamentals. While second quarter revenues declined $6.7 million versus the 2004 second quarter, gross margins improved from 29.5% in the second quarter of 2004 to 33.5% in the second quarter of 2005. The gross margin improvement was largely due to significant and ongoing cost reductions and efficiency improvements at our Attack Protection business, as well as some improvement in revenue mix towards our higher margin businesses. If 2005 revenues had been equal to 2004 revenues, and 2005 gross margin remained at 33.5%, gross profit in the 2005 second quarter would have been $2.6 million higher. During the quarter, backlogs increased by $15.4 million from $115.7 million to $131.1 million. Orders during the quarter totaled $46.3 million. July orders are expected to be in excess of $14 million, consistent with this increased rate of order activity. As these heightened order rates convert to revenues over time, assuming gross margins remain at improved levels, the impact on future earnings should be very salutary.
    Second quarter earnings were severely depressed by exceptionally high costs for compliance with new requirements of Section 404 of the Sarbanes-Oxley Act ("SOX/404") and the SEC. Related charges and audit expenses totaled $1.4 million. The SOX/404 charges will remain high in the second half but the Company continues to seek ways to reduce these expenses. The $1.4 million does not include considerable internal staffing requirements and diversion of management attention due to the SOX/404 efforts. Legal expenses were $623 thousand, which was also higher than usual. The legal charges related largely to efforts to pursue claims and change order recoveries on problem projects from prior years, an effort which is resulting in positive impacts on cash and is expected to have positive impacts on income in coming quarters. Material legal costs are also being incurred in defending against the protest of a $25 million contract awarded to our Integrated Electronic Services ("IES") segment.
    Second half results are expected to be improved over the first half and could be significantly improved depending on the outcome of several efforts and opportunities that may come to fruition. Continued heavy spending on SOX/404 requirements will impact second half results.
    Institutional Security Systems ("ISS") had revenues of $11.7 million in the second quarter of 2005, down from $14.0 million in the second quarter of 2004. Pre-tax income for ISS was a loss of $532 thousand for the second quarter of 2005 compared to a loss of $84 thousand in the second quarter of 2004. ISS backlog at June 30, 2005 was $56.5 million, an increase of $13.8 million or 32.3% during the quarter.
    Attack Protection ("AP") had revenues of $6.1 million in the second quarter of 2005, down from $6.7 million in the second quarter of 2004. Pre-tax income for AP was a loss of $840 thousand for the second quarter of 2005 compared to a loss of $456 thousand in the second quarter of 2004. AP backlog at June 30, 2005 was $19.5 million, a decrease of $673 thousand during the quarter but still at near-record levels. Project quoting activity is at very high levels at AP and is expected to continue at very high levels for the balance of the year.
    Public Safety & Justice ("PS&J") had revenues of $11.4 million in the second quarter of 2005, down from $12.7 million in the second quarter of 2004. Pre-tax income for PS&J was $400 thousand for the second quarter of 2005, down from $960 thousand in the second quarter of 2004. PS&J backlog at June 30, 2005 was $46.0 million, up $1.6 million during the quarter. PS&J earnings have been pressured by delays in negotiating contracts on two large projects, and due to expenditures to develop next generation software products. PS&J had an excellent awards month in July, estimated to be in excess of $11 million.
    IES had revenues of $1.9 million in the second quarter of 2005, down from $4.4 million in the second quarter of 2004. Pre-tax income for IES was $16 thousand for the second quarter of 2005, down from $214 thousand in the second quarter of 2004. IES backlog at June 30, 2005 was $9.1 million, up $0.7 million during the quarter. IES revenue suffered from delays in the startup of a major project and a large new contract, both of which are now underway in the third quarter.
    Due to the continuing heavy burden of SOX/404 expenses and related expenditures that result from CompuDyne's complex organization and decentralized structure, and due to limited resources to pursue all of the expanding opportunities that are available in all of our businesses, the Company continues to explore and evaluate opportunities to simplify its structure and to focus its resources on fewer markets, products and services.

    Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market and the demand for the Company's products, competitive factors and pricing pressures, changes in legislation, regulatory requirements, government budget problems, the Company's ability to secure new contracts, the ability to successfully grow the Company by completing acquisitions, the ability to remain in compliance with its bank covenants, delays in government procurement processes, ability to obtain bid, payment and performance bonds on various of the Company's projects, technological change or difficulties, the ability to refinance debt when it becomes due, product development risks, commercialization difficulties, adverse results in litigation, the level of product returns, the amount of remedial work needed to be performed, costs of compliance with Sarbanes-Oxley requirements and the impact of the failure to comply with such requirements, risks associated with internal control weaknesses identified in complying with Section 404 of Sarbanes-Oxley, the Company's ability to simplify its structure and modify its strategic objectives, and general economic conditions. Risks inherent in the Company's business and with respect to future uncertainties are further described in its other filings with the Securities Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                   ASSETS
                                                June 30,  December 31,
                                                  2005       2004
                                                --------- ------------
                                                (dollars in thousands)
Current Assets
  Cash and cash equivalents                     $  4,432  $     5,198
  Marketable securities                            8,502       19,577
  Cash and marketable securities - pledged           489            -
  Accounts receivable, net                        31,354       34,291
  Contract costs in excess of billings            14,568       16,087
  Inventories                                      5,776        5,165
  Prepaid expenses and other                       6,001        5,412
                                                --------- ------------
    Total Current Assets                          71,122       85,730

Cash and marketable securities - pledged           5,100            -
Property, plant and equipment, net                11,169       12,094
Goodwill                                          25,932       25,894
Other intangible assets, net                       8,275        8,460
Other                                                676          713
                                                --------- ------------
    Total Assets                                $122,274  $   132,891
                                                ========= ============

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts payable and accrued liabilities      $ 18,269  $    21,771
  Billings in excess of contract costs incurred   11,205       13,497
  Deferred revenue                                 5,110        5,998
  Current portion of notes payable                   440          440
                                                --------- ------------
    Total Current Liabilities                     35,024       41,706

Notes payable                                      3,265        3,565
Convertible subordinated notes payable, net       39,212       39,118
Deferred tax liabilities                           2,072        2,072
Other                                                501          599
                                                --------- ------------
    Total Liabilities                             80,074       87,060
                                                --------- ------------

Commitments and Contingencies

Shareholders' Equity                              42,200       45,831
                                                --------- ------------
    Total Liabilities and Shareholders' Equity  $122,274  $   132,891
                                                ========= ============


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                    2005     2004     2005     2004
                                  --------- -------- -------- --------
                                 (in thousands, except per share data)
Revenues                          $ 31,104  $37,783  $67,410  $76,810
Cost of sales                       20,677   26,636   44,600   55,465
                                  --------- -------- -------- --------

Gross profit                        10,427   11,147   22,810   21,345

Selling, general & administrative
 expenses                           10,295    8,677   20,322   16,831
Research and development             2,242    1,874    4,353    3,629
                                  --------- -------- -------- --------
(Loss) income from operations       (2,110)     596   (1,865)     885
                                  --------- -------- -------- --------

Total other expense, net               529      443    1,093    1,243
                                  --------- -------- -------- --------

(Loss) income before income taxes   (2,639)     153   (2,958)    (358)
Income taxes expense (benefit)           -       63        -     (141)
                                  --------- -------- -------- --------
Net (loss) income                 $ (2,639) $    90  $(2,958) $  (217)
                                  ========= ======== ======== ========

(Loss) income per share:
------------------------
Basic (loss) income per common
 share                            $   (.33) $   .01  $  (.36) $  (.03)
                                  ========= ======== ======== ========

Weighted average number of common
 shares outstanding                  8,118    8,075    8,141    8,042
                                  ========= ======== ======== ========

Diluted (loss) income per common
 share                            $   (.33) $   .01  $  (.36) $  (.03)
                                  ========= ======== ======== ========

Weighted average number of common
 shares and equivalents              8,118    8,376    8,141    8,042
                                  ========= ======== ======== ========


                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL DATA
                       (in thousands, unaudited)

                                     Three Months       Six Months
                                         Ended             Ended
                                       June 30,          June 30,
                                    2005     2004     2005     2004
                                   -------- -------- -------- --------
Revenues
  Institutional Security Systems   $11,728  $13,954  $27,460  $30,011
  Attack Protection                  6,065    6,741   12,963   13,694
  Public Safety and Justice         11,423   12,717   23,080   25,159
  Integrated Electronic Systems      1,888    4,371    3,907    7,946
                                   -------- -------- -------- --------
                                   $31,104  $37,783  $67,410  $76,810
                                   ======== ======== ======== ========



                                     Three Months       Six Months
                                         Ended             Ended
                                       June 30,          June 30,
                                      2005     2004     2005     2004
                                   -------- -------- -------- --------
Pre-tax income (loss)
  Institutional Security Systems   $  (532) $   (84) $   698  $   123
  Attack Protection                   (840)    (456)    (341)  (1,135)
  Public Safety and Justice            400      960      (82)   1,395
  Integrated Electronic Systems         16      214        8      414
  Corporate                         (1,683)    (481)  (3,241)  (1,155)
                                   -------- -------- -------- --------
                                   $(2,639) $   153  $(2,958) $  (358)
                                   ======== ======== ======== ========


     Backlog                                June 30,  December 31,
                                             2005        2004
                                           ---------- ------------
       Institutional Security Systems      $  56,492  $    49,324
       Attack Protection                      19,466       20,803
       Integrated Electronic Systems           9,105        8,299
       Public Safety and Justice              46,045       48,434
                                           ---------- ------------
           Total                           $ 131,108  $   126,860
                                           ========== ============


             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                       (in thousands, unaudited)


                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                     2005     2004     2005     2004
                                   --------- -------- -------- -------

Net income (loss)                  $ (2,639) $    90  $(2,958) $ (217)
Interest expense                        750      845    1,553   1,594
Tax expense                               -       63        -    (141)
Depreciation and amortization           847      663    1,724   1,367
                                   --------- -------- -------- -------
EBITDA                             $ (1,042) $ 1,661  $   319  $2,603
                                   ========= ======== ======== =======

    This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principals (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses earnings before interest, taxes, depreciation and amortization (EBITDA), in its internal analysis of results of operations and monitors it to evaluate its borrowing capacity. Management believes that EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of the critical components of its results of its operations. Management also believes that EBITDA is a valuable financial measure to investors because it allows them to evaluate its borrowing capacity.

    CONTACT: CompuDyne Corporation
             Geoffrey F. Feidelberg, 410-224-4415 ext.313 investors.relations@compudyne.com